UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2013

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, Carmike Cinemas, Inc. (the “Company”) made changes to the compensatory arrangements with certain employees, including S. David Passman III, Richard B. Hare, Fred W. Van Noy, Daniel E. Ellis and John Lundin, the Company’s current named executive officers (together, the “NEOs”). These changes resulted from a review by the Compensation and Nominating Committee (the “Committee”) of the Company’s Board of Directors of the Company’s outstanding executive compensation arrangements. In connection with this review, the Committee received the input of its independent compensation consultant regarding current market practices in executive compensation.

To effect the changes resulting from the review described above, the Company and the NEOs entered into the following:

•	amendments to outstanding stock option grant agreements;

•	amendments to performance share certificates for grants of performance shares made in 2012 and 2013;

•	with respect to Mr. Passman, an amended and restated employment agreement; and

•	with respect to the other NEOs, amended and restated separation agreements.

Changes to Equity Award Vesting Provisions

The amendments described above made the following changes to vesting provisions applicable to certain of the NEOs’ equity awards. In the case of death or disability:

•

to the extent not previously provided in the option agreement, outstanding stock options will become vested upon termination of employment as a result of death or disability and remain exercisable for the shorter of twelve months or the remaining term of the option; and

•

outstanding performance shares will become vested as a result of a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), to the extent of actual results for performance periods completed prior to the separation and at target (on a pro-rated basis) for the performance period in which the separation occurs, and forfeited for performance periods beginning after the separation.

In the case of termination without cause:

•	full vesting for stock options was eliminated; and

•	full vesting for restricted stock granted before 2013 was eliminated.

In the case of a change in control, outstanding performance share awards will become fully vested:

•	with respect to shares earned based on actual results for performance periods completed prior to the change in control; and

•	at target for the performance period in which the change of control occurs and for future performance periods.

In the case of reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service):

•

outstanding stock options will become vested upon voluntary termination or involuntary termination without cause after reaching retirement age, and will remain exercisable for the shorter of three years or the remaining term of the option; and

•	outstanding performance shares will become vested upon voluntary separation from service or involuntary separation from service without cause after reaching retirement age, to the following extent:

•	shares earned based on actual results for performance periods completed prior to the separation will vest;

•	shares earned based on actual results (pro-rated) for the performance period in which the separation occurs will vest; and

•	shares with respect to performance periods beginning after the separation will be forfeited.

Changes to Cash Severance Arrangements

The amendments also changed the cash severance arrangements for the NEOs other than Mr. Passman. In connection with a termination without cause or a resignation for good reason, in each case in connection with a change in control, target annual bonus will be included in the calculation of the cash severance amount for such NEOs.

Other Changes

The amendments also made certain other changes to Mr. Passman’s employment agreement and the separation agreements with the other NEOs:

•	for Mr. Ellis, the offset feature for his cash severance in connection with future employment has been removed;

•	for Mr. Lundin, certain amendments related to Section 409A of the Code were made to his existing separation agreement prior to its amendment and restatement; and

•	other clarifying, conforming and updating changes have been made to the provisions of the separation agreements and Mr. Passman’s employment agreement.

Forms of Amendments

The agreements evidencing the amendments described above have been attached to this Current Report on Form 8-K as follows:

•	A form of the amended and restated separation agreement for the NEOs other than Mr. Passman is attached hereto as Exhibit 10.1.

•	Mr. Passman’s amended and restated employment agreement is attached hereto as Exhibit 10.2.

•	The Section 409A-related amendments to Mr. Lundin’s separation agreement are attached hereto as Exhibit 10.3.

•	A form of the amendment to the performance share certificates granted in 2012 and 2013 is attached hereto as Exhibit 10.4.

•	A form of the various amendments made to outstanding option certificates is attached hereto as Exhibit 10.5.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form of Amended and Restated Separation Agreement, dated May 15, 2013.

Exhibit 10.2	Amended and Restated Employment Agreement between Carmike Cinemas, Inc. and S. David Passman III, dated May 15, 2013.

Exhibit 10.3	Amendment No. 1 to Separation Agreement between Carmike Cinemas, Inc. and John Lundin, dated May 15, 2013.

Exhibit 10.4	Form of Amendments to 2012 and 2013 Performance Share Certificates, dated May 15, 2013.

Exhibit 10.5	Form of Amendments to Option Certificates, dated May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 16, 2013	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Amended and Restated Separation Agreement, dated May 15, 2013.

Exhibit 10.2	Amended and Restated Employment Agreement between Carmike Cinemas, Inc. and S. David Passman III, dated May 15, 2013.

Exhibit 10.3	Amendment No. 1 to Separation Agreement between Carmike Cinemas, Inc. and John Lundin, dated May 15, 2013.

Exhibit 10.4	Form of Amendments to 2012 and 2013 Performance Share Certificates, dated May 15, 2013.

Exhibit 10.5	Form of Amendments to Option Certificates, dated May 15, 2013.